UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2023 (April 25, 2023)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 6, 2022, EQT Corporation (“EQT”) and its wholly owned subsidiary, EQT Production Company (the “Buyer” and, together with EQT, the “EQT Parties”), entered into a Purchase Agreement (the “Purchase Agreement”) with THQ Appalachia I, LLC (the “Upstream Seller”), THQ-XcL Holdings I, LLC (the “Midstream Seller” and, together with the Upstream Seller, the “Sellers”) and the subsidiaries of the Sellers named on the signature pages thereto (together with the Sellers, the “Tug Hill Parties”) pursuant to which the EQT Parties have agreed to acquire (the “Acquisition”) the Sellers’ upstream oil and gas assets and gathering and processing assets through the Buyer’s acquisition of all of the issued and outstanding membership interests of each of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC.

Also as previously disclosed, on December 23, 2022, the EQT Parties and the Tug Hill Parties entered into an Amended and Restated Purchase Agreement (the “A&R Purchase Agreement”), which amended and restated the Purchase Agreement in its entirety and, among other things, extended the date on which either the Buyer or the Sellers had the right to terminate the Purchase Agreement if the Acquisition did not close from December 30, 2022 to December 29, 2023 (the “Outside Date”).

Furthermore, as previously disclosed, on November 9, 2022, EQT entered into a Credit Agreement (the “Term Loan Credit Agreement”) with PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other lenders parties thereto (the “Lenders”), under which EQT may obtain unsecured term loans in a single draw in an aggregate principal amount up to $1.25 billion to partially finance the Acquisition, and on December 23, 2022, in connection with EQT’s entry into the A&R Purchase Agreement, EQT, the Lenders and the Administrative Agent entered into an amendment to the Term Loan Credit Agreement to extend the termination date for Lender commitments under the Term Loan Credit Agreement (the “Commitment Termination Date”) to June 30, 2023.

On April 25, 2023, EQT, the Lenders and the Administrative Agent entered into a second amendment to the Term Loan Credit Agreement (the “Term Loan Credit Agreement Amendment”) to (i) extend the Commitment Termination Date to December 29, 2023 to align with the Outside Date in the A&R Purchase Agreement and (ii) provide that the Term Loan Credit Agreement will mature two years after the funding date thereunder but no later than June 30, 2025.

The foregoing description of the Term Loan Credit Agreement Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Term Loan Credit Agreement Amendment and the transactions contemplated by the Term Loan Credit Agreement Amendment, and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of April 25, 2023, by and among EQT Corporation, PNC Bank, National Association, as administrative agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: April 26, 2023	By:	/s/ David M. Khani
	Name:	David M. Khani
	Title:	Chief Financial Officer